Exhibit 10.2a

GREEN BANCORP, INC.
2006 STOCK OPTION PLAN.

Green Bancorp (the “Company”), a Texas corporation and the proposed holding company for Redstone Bank, NA (the “Bank”), a national bank, hereby adopts this 2006 Stock Option Plan (the “Plan”), under which options may be granted from time to time to directors, officers and employees of the Company and of any subsidiary corporation (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”)), including the Bank, and any subsidiary corporation of the Company which may be established in the future, to purchase shares of common stock of the Company, par value $0.01 per share (the “Common Stock”).

1.            PURPOSE OF THE PLAN. The purpose of the Plan is to aid the Company in attracting and retaining capable directors, officers and employees and to provide a long range incentive for such persons to remain in the management of the Company, to perform at increasing levels of effectiveness and to acquire a permanent stake in the Company with the interest and outlook of an owner. These objectives will be promoted through the granting of options to acquire shares of Common Stock pursuant to the terms of this Plan.

2.            ADMINISTRATION.

(a)          The Plan shall be administered by a committee (the “Committee”), which shall consist of not less than two members of the Board of Directors of the. Company (the “Board’). Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, this Plan shall be administered by the Board, in which case all references to the Committee in this Plan shall be deemed to refer to the Board. The Committee may designate any officers or employees of the Company to assist in the administration of the Plan and to execute documents on behalf of the Committee and perform such other ministerial duties as may be delegated to them by the Committee.

(b)          Subject to the provisions of the Plan, the determinations or the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive upon all persons affected thereby. By way of illustration and not of limitation, the Committee shall have the discretion (a) to construe and interpret the Plan and all options granted hereunder and to determine the terms and provisions (and amendments thereof) of the options granted under the Plan (which need not be identical); (b) to define the terms used in the Plan and in the options granted hereunder; (c) to prescribe, amend and rescind the rules and regulations relating to the Plan; (d) to determine the individuals to whom and the time or times at which such options shall be granted, the number of shares to be subject to each option, the option price, and the determination of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan; and (e) to make all other determinations necessary or advisable for the administration of the Plan.

(c)           It shall be in the discretion of the Committee to grant options which qualify as “incentive stock options,” as that term is defined in Section 422 of the Code (“Incentive Stock Options”), or which do not qualify as Incentive Stock Options (“Nonqualified Stock Options”) (herein referred to collectively as “Options;” however, whenever reference is specifically made only to “Incentive Stock Options” or “Nonqualified Stock Options,” such reference shall be deemed to be made to the exclusion of the other). Any options granted which fail to satisfy the requirements for Incentive Stock Options shall become Nonqualified Stock Options.

3.            STOCK AVAILABLE FOR OPTIONS. Common Stock issued upon exercise of Options granted under the Plan may be authorized but unissued shares of Common Stock and/or shares of Common Stock which are acquired by the Company from shareholders of the Company in public or private transactions. The total number of shares of Common Stock for which Options may be granted under this Plan is 450,000, (15% of the number of shares of Common Stock to be issued by the Company. Such total number of shares is subject to any capital adjustments as provided in Section 13. In the event that an Option granted under the Plan is forfeited, released, expires or is terminated unexercised as to any shares covered thereby, such shares thereafter shall be available for the granting of Options under the Plan; provided that if the forfeiture, expiration, release or termination date of an Option is beyond the term of existence of the Plan as described in Section 18, then any shares covered by forfeited, unexercised, released or terminated options shall not reactivate the existence of the Plan and therefore may not be available for additional grants under the Plan. The Company, during the term of the Plan, will reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan.

4.            ELIGIBILITY. Options may be granted to such directors, officers and/or employees of the Company as may be designated from time to time by the Committee, provided that a member of the Board of Directors of the Company who is not an officer or employee of the Company shall be eligible to receive only Nonqualified Stock Options under the Plan. In determining the directors, officers and employees to whom Options shall be granted and the number of shares to be covered by each Option, the Committee shall take into account the nature of the services rendered by such persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant. A director, officer or employee who has been granted an Option under the Plan may be granted an additional Option or Options under the Plan if the Committee shall so determine.

5.            OPTION GRANTS. The proper officers on behalf of the Company and each Optionee shall execute a Stock Option Agreement (the “Option Agreement”) which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Nonqualified Stock Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Committee in each instance shall deem appropriate, provided that they are not inconsistent with the terms, conditions and provisions of this Plan, Each Optionee shall receive a copy of his executed Option Agreement. Any Option granted with the intention that it will be an Incentive Stock Option but which fails to satisfy a requirement for Incentive Stock Options shall continue to be valid and shall be treated as a Nonqualified Stock Option.

6.            OPTION PRICE.

(a)          The option price of each Option granted under the Plan shall be not less than 100% of the market value of the stock on the date of grant of the Option. In the case of incentive stock options granted to a shareholder who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (a “ten percent shareholder”), the option price of each Option granted under the Plan shall not he less than 110% of the market value of the stock on the date of grant of the Option. The market value per share of the Common Stock shall be its fair market value as determined by the Committee, in its sole and absolute discretion. The Committee shall maintain a written record of its method of determining such value.

(b)          Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Company upon exercise of the Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the optionee (i) in cash or by check, (ii) at the discretion of the Committee, by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the shares and then to properly deliver to the Company the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations, or (iii) at the discretion of the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) equal in fair market value to the purchase price of the shares to be acquired pursuant to the Option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or any combination of the foregoing.

7.            EXPIRATION OF OPTIONS. The Committee shall determine the expiration date or dates of each Option, but such expiration date shall be not later than 10 years after the date such Option is granted. In the event an Incentive Stock Option is granted to a ten percent shareholder, the expiration date or dates of each Option shall be not later than five years after the date such Option is granted. The Committee, in its discretion, may extend the expiration date or dates of an Option after such date was originally set; however, such expiration date may not exceed the maximum expiration date described in this Section 7.

8.            TERMS AND CONDITIONS OF OPTIONS.

(a)          All Options must be granted within 10 years of the Effective Date of this Plan, as defined in Section 17.

(b)          Subject to Section 4 hereof, the Committee may grant Options which are intended to be Incentive Stock Options and Nonqualified Stock Options, either separately or jointly, to an eligible director, officer or employee.

(c)           The grant of Options shall be evidenced by a written Option Agreement containing terms and conditions established by the Committee consistent with the provisions of this Plan.

(d)            Unless otherwise determined by the Committee, not less than 100 shares may be purchased upon exercise of an Option at any one time unless the number purchased is the total number at that time purchasable under the Plan or Option Agreement.

(e)            The recipient of an Option shall have no rights as a shareholder with respect to any shares covered by his Option until payment in full by him for the shares being purchased. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock is fully paid for.

(f)           Notwithstanding any contrary provisions contained in this Plan, and as long as required by Section 422 of the Code, the aggregate fair market value of the Common Stock (determined as of the time the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under this Plan or any other stock option plan maintained by the Company) shall not exceed $100,000.

(g)           All stock obtained pursuant to an Option which qualifies as an Incentive Stock Option may, in the discretion of the Committee, be held in escrow for a period which ends on the later of (i) two years from the date of the granting of the Option or (ii) one year after the transfer of the stock pursuant to the exercise of the Option. The stock shall be held by the Company or its designee. The employee who has exercised the Option shall during such holding period have all rights of a shareholder, including but not limited to the rights to vote, receive dividends and sell the stock. The sole purpose of the escrow is to inform the Company of a disqualifying disposition of the stock within the meaning of Section 422 of the Code, and it shall be administered solely for that purpose.

(h)            No more than 40% of the shares which are reserved for issuance upon exercise of Options granted hereunder may be issued to any one participant under the Plan.

9.            EXERCISE OF OPTIONS.

(a)          Options shall become vested and exercisable at the times, at the rate and subject to such limitations as may be set forth in the Option Agreement executed in connection therewith; provided, however, that unless otherwise determined by the Committee, Options granted during the first three years of the Company’s operations shall vest in approximately equal percentages each year over a period no shorter than three years; and provided further that the Committee may waive this minimum three-year vesting requirement for persons awarded options to purchase only a nominal number of shares or otherwise in their discretion.

(b)          Unless otherwise determined by the Committee, upon the optionee’s death, retirement (as defined in Section 11 hereof) or disability within the meaning of Section 22(e)(3) of the Code all Options granted to such optionee hereunder shall become vested and exercisable for the period set forth in Section 11 hereof. In addition, all outstanding Options shall become immediately vested and exercisable in full in the event of a “change in control of the Company” as of the effective date of such change in control of the Company. A “change in control of the Company” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company in fact is required to comply with Regulation 14A thereunder; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, or (ii) during any period of twenty-four consecutive months during the term of an Option, individuals who at the beginning of such period constitute the Board of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

(c)          The exercise of any Option must be evidenced by written notice to the Company that the optionee intends to exercise his Option. In no event shall an Option be deemed granted by the Company or exercisable by a recipient prior to the mutual execution by the Company and the recipient of an Option Agreement which comports with the requirements of Section 5 and Section 8(c) hereof.

(d)          Any right to exercise Options in annual installments shall be cumulative and any vested installments may be exercised, in whole or in part, at the election of the optionee.

(e)           The inability of the Company to obtain approval from any regulatory body or authority deemed by counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such shares. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to ensure compliance with federal or state securities laws.

(f)            The Committee shall have the discretionary authority to impose in the Option Agreements such restrictions on shares of Common Stock as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

10.           TERMINATION OF DIRECTORSHIP OR EMPLOYMENT - EXCEPT BY DISABILITY, RETIREMENT OR DEATH.  If an optionee ceases to be a director, officer or employee of the Company for any reason other than death, retirement or disability (as defined in Section 11), he may, at any time within three months after his date of termination, or such longer period as may be determined by the Committee in its discretion but not later than the date of expiration of the Option, exercise any Option only to the extent it was vested and he was entitled to exercise the Option on the date of termination. Any Options or portions of Options of such optionees which are not so exercised shall terminate and be forfeited.

11.           TERMINATION OF DIRECTORSHIP OR EMPLOYMENT - DISABILITY, RETIREMENT OR DEATH. If an optionee dies or ceases to be a director, officer or employee of the Company due to his becoming disabled within the meaning of Section 22(e)(3) of the Code, or as a result of retirement, all unvested and forfeitable Options of such optionee shall immediately become vested and exercisable and he, or the person or persons to whom the Option is transferred by will or by the laws of descent and distribution, may, at any time within twelve months after the death or date of termination, or such longer period as may be determined by the Committee in its discretion but not later than the date of expiration of the Option, exercise any Option with respect to all shares subject thereto. Any Options or portions of Options of such optionees which are not so exercised shall terminate and be forfeited. “Retirement” means a termination of employment or service which constitutes a “retirement” under any applicable qualified pension benefit plan maintained by the Company or a subsidiary corporation, or, if no such, plan is applicable, which would constitute “retirement” under the Company’s pension benefit plan, if such individual were a participant in that plan.

12.          RESTRICTIONS ON TRANSFER. An Option granted under this Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the optionee to whom it was granted, may be exercised only by such optionee.

13.          CAPITAL ADJUSTMENTS AFFECTING COMMON STOCK.

(a)           The aggregate number of shares of Common Stock available for issuance under the Plan, the number of shares to which any outstanding Option relates and the exercise price per share of Common Stock under any outstanding Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the Effective Date (as defined in Section 17) resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend or other increase or decrease in such shares effected without receipt or payment of consideration by the Company. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Company, the shares of the Common Stock shall be exchanged for other securities of the Company or of another corporation, each recipient of an Option shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock of the Company which such optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options.

(b)           To the extent that the foregoing adjustments described in Section 13(a) above relate to particular Options or to particular stock or securities of the Company subject to Option under this Plan, such adjustments shall be made by the Committee, whose determination in that respect shall be final and conclusive.

(c)          The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(d)          No fractional shares of Common Stock shall be issued under the Plan for any adjustment made pursuant to this Section 13 or otherwise.

(e)          Any adjustment made pursuant to this Section 13 shall be made, to the extent practicable, in such manner as not to constitute a modification of any outstanding Incentive Stock Options within the meaning of Section 424(h) of the Code.

14.          INVESTMENT PURPOSE. At the discretion of the Committee, any Option Agreement may provide that the optionee shall, by accepting the Option, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of Common Stock purchased upon the exercise of the Option will be acquired for investment and not for resale or distribution, and that upon each exercise of any portion of an Option, the person entitled to exercise the same shall furnish evidence of such facts which is satisfactory to the Company. Certificates for shares of Common Stock acquired under the Plan may be issued bearing such restrictive legends as the Company and its counsel may deem necessary to ensure that the optionee is not an “underwriter” within the meaning of the federal securities laws.

15.          APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

16.          NO OBLIGATION TO EXERCISE. The granting of an Option shall impose no obligation upon the optionee to exercise such Option. Notwithstanding the foregoing, the Bank’s primary federal regulator can direct the Company to require Plan participants to exercise or forfeit their Options if the Bank’s capital falls below the minimum regulatory requirements as determined by the Bank’s state or primary federal regulator. In such event, any options not so exercised shall terminate and be forfeited.

17.           EFFECTIVE DATE OF THE PLAN. The Plan shall be effective as of the date of adoption of the Plan by the Board of Directors of the Company (the “Effective Date”). The Plan, and any previously granted Options thereunder, shall be subject to the approval of the shareholders of the Company at a meeting held within 12 months of the Effective Date in order to meet the requirements of Section 422 of the Code and regulations thereunder.

18.           TERM OF THE PLAN. Unless sooner terminated, this Plan shall remain in effect for a period of ten years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Options previously granted and such Options shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

19.         TIME OF GRANTING OF OPTIONS. Nothing contained in the Plan or in any resolution adopted or to be adopted by the Committee or the shareholders of the Company and no action taken by the Committee shall constitute the granting of any Option hereunder. The granting of an Option pursuant to the Plan shall take place only when an Option Agreement shall have been duly executed and delivered by and on behalf of the Company at the direction of the Committee.

20.         WITHHOLDING TAXES. Whenever the Company proposes or is required to cause to be issued or transferred shares of stock, cash or other assets pursuant to this Plan, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the issuance of any certificate or certificates for such shares or delivery of such cash or other assets. Alternatively, the Company may issue or transfer such shares of stock or make other distributions of cash or other assets net of the number of shares or other amounts sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of stock, cash and other assets to be distributed shall be valued on the date the withholding obligation is incurred.

21.         TERMINATION AND AMENDMENT. The Board may at any time alter, suspend, terminate or discontinue the Plan, subject to any applicable regulatory requirements and any required shareholder approval or any shareholder approval which the Board may deem advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange or quotation system listing requirements. The Board may not, without the consent of the holder of an Option previously granted, make any alteration which would deprive the optionee of his rights with respect thereto.

22.         CAPTIONS AND HEADINGS; GENDER AND NUMBER. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, and are not a part, and shall not serve as a basis for interpretation or construction of, this Plan. As used herein, the masculine gender shall include the feminine and neuter, and the singular number shall include the plural, and vice versa, whenever such meanings are appropriate.

23.           COST OF PLAN; EXCULPATION AND INDEMNIFICATION. All costs and expenses incurred in the operation and administration of the Plan shall be borne by the Company. In connection with this Plan, no member of the Board and no member of the Committee shall be personally liable for any act or commission to act or for any mistake in judgment made in good faith, unless arising out of, or resulting from, such person’s own bad faith, willful misconduct or criminal acts. To the extent permitted by applicable laws and regulations, the Company shall indemnify, defend and hold harmless the members of the Board and members of the Committee, and each other officer or employee of the Company or of subsidiary corporation to whom any power or duty relating to the administration or interpretation of this Plan may be assigned or delegated, from and against any and all liabilities (including any amount paid in settlement of a claim with the approval of the Board), and any costs or expenses (including counsel fees) incurred by such persons arising out of or as a result of, any act or omission to act, in connection with the performance of such person’s duties, responsibilities and obligations under this Plan, other than such liabilities, costs and expenses as may arise out of, or result from, the bad faith, willful misconduct or criminal acts of such persons.

24.           GOVERNING LAW. Without regard to the principles of conflicts of laws, the laws of the State of Texas shall govern and control the validity, interpretation, performance and enforcement of this Plan.

APPROVED by the Board of Directors on this the 21st day of June 2006.

/s/ Manuel J. Mehos
Manuel J. Mehos, Director

/s/ Catherine N. Wylie
Catherine N. Wylie, Director

APPROVED by the Stockholder on this the 21st day of June 2006.

/s/ Manuel J. Mehos
Manuel J. Mehos, Sole Stockholder

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF

GREEN BANCORP, INC.

The undersigned, being all of the members of the Board of Directors of Green Bancorp, Inc., a Texas corporation (the “Corporation”), hereby waive any right to notice and meeting and do hereby take, adopt and consent in writing to the following resolutions and actions:

RESOLVED, that the Corporation’s 2006 Stock Option Plan, attached hereto as Exhibit A, be and hereby is approved;

FURTHER RESOLVED, that the officers of the Corporation be and they each hereby are authorized to execute and deliver any and all further instruments, agreements, documents, notices, agreements and applications as may be necessary and proper to carry out the purposes of these resolutions.

FURTHER RESOLVED, that any and all action taken in good faith by the officers and directors of the Corporation prior to the date hereof on behalf of the Corporation and in furtherance of the transactions contemplated by the foregoing resolutions are in all respects ratified, confirmed, and approved by the Corporation as its own act and deed, and shall be conclusively deemed to be such corporate act and deed for all purposes.

IN WITNESS WHEREOF, the undersigned have caused this Written Consent to be executed as of the 27th day of December, 2006.

/s/ Manuel J. Mehos
Manuel J. Mehos

/s/ Catherine N. Wylie
Catherine N. Wylie

EXHIBIT A

GREEN BANCORP, INC.

2006 STOCK OPTION PLAN

FORM OF STOCK OPTION AGREEMENT

Date of Grant:

1.  Grant of Option.  Subject to the terms and conditions herein and the provisions of the Green Bancorp, Inc. Stock Option Plan (the “Plan”), Green Bancorp, Inc. (the “Company”) on the above date has granted to the optionee named below (the “Optionee”) the right and option to purchase from the Company the number of shares of common stock of the Company at the exercise price shown below:

Optionee:

Shares Subject to Option:

Exercise Price: $10.00 per share

The option evidenced by this agreement is intended to be an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to the maximum extent permitted under that section of the Code.

All capitalized terms used herein shall have the same meaning as set forth in the Plan, except as otherwise specified in this agreement.

2.  Exercisability.  The Optionee shall be entitled to exercise the option evidenced by this Agreement in accordance with the following schedule:

shares on                                  , 2008;

shares on                                  , 2009;

shares on                                  , 2010;

shares on                                  , 2011.

In addition, the option shall become exercisable with respect to all                shares subject to the option as of:

(a)                                 the date of Optionee’s death;

(b)                                 the date of Optionee’s termination of employment as a result of being “disabled” (within the meaning of section 22(e)(3) of the Code;

(c)                                  the date of Optionee’s termination of employment with the Company as a result of “retirement,” as defined in the Plan; or

(d)                                 the date of a “change in control of the Company,” as defined in the Plan.

3.              Forfeiture.  To the extent not otherwise exercisable pursuant to the provisions of Section 2 above, the option shall be forfeited upon the Optionee’s termination of employment with the Company.

4.              Expiration.  The rights to exercise the option privilege evidenced by this Agreement shall no longer be exercisable upon the earliest of the following:

(a)                                 The 10-year anniversary of the date the option privilege was granted;

(b)                                 The day that is three months after the Optionee’s termination of employment other than for death, disability or retirement (the last two as defined above); or

(c)                                  The 12-month anniversary of the Optionee’s termination of employment as a result of death, disability or retirement (the last two as defined above).

5.              Nontransferability.  The option shall not be assignable or transferable, except by will or by the laws of descent and distribution.  Any transferee by will or by the laws of descent and distribution shall be bound by the provisions of this Plan.  Any attempt to assign, pledge, transfer, hypothecate, or otherwise dispose of the option and any levy of execution, attachment, or similar process on the option shall be null and void.

6.              Adjustment.  In the event that any distribution, capital contribution, split-up, reorganization, merger, consolidation, spin-off, reclassification, split or combination of the shares of the Company’s common stock, or other similar transactions or events affects the shares subject to the option such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in its sole discretion and in such manner as it may deem equitable, adjust any or all of the number, kind, or other terms of the shares of the Company’s common stock.

7.              No Right to Employment.  Nothing contained in this option agreement shall confer upon the Optionee any right to the continuation of his employment, agency, or other relationship with the Company or any affiliate or interfere in any way with the right of the Company or any affiliate, subject to the terms of any separate employment or other agreement to the contrary, at any time to terminate such employment or agreement or to increase or decrease the compensation of the individual from the rate in effect at the time of the grant of an option.

8.              Withholding.  Whenever the Company issues or transfers stock in connection with the exercise of the option evidenced by this Agreement, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state, and local withholding tax requirements prior to the delivery of any such stock.  In the Committee’s sole discretion and in the manner and amount determined by the Committee, the recipient may elect to satisfy any withholding obligation, in whole or in part, by electing to have the Company withhold stock (that would otherwise be issued or transferred to such person) with a fair market value equal to the amount required to be withheld.

9.              Administration and Interpretation.  In consideration of the grant, the Optionee agrees that the Committee shall have the exclusive power to interpret the Plan and this agreement and to adopt such rules for the administration, interpretation, and application of the Plan and agreement as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Optionee, the Company, and all other interested persons.  No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this agreement.  The Committee may delegate its interpretive authority to an officer or officers of the Company.

10.                               Incorporation of Terms of Plan.  By his or her signature below, Optionee acknowledges that he or she has read the terms of the Plan and agrees to be bound by all provisions thereof.

IN WITNESS WHEREOF, Green Bancorp, Inc. has caused this agreement to be executed by an appropriate officer and the Optionee has executed this agreement, both as of the date of grant shown above.

GREEN BANCORP, INC.

By:

Dated:

Optionee:

Dated: